NEWS RELEASE

FOR IMMEDIATE RELEASE                                   CONTACT: Robert Abbe
                                                                 CEO
May 1, 2000                                                      (781) 467-3500


                  ADE CORPORATION ANNOUNCES RESIGNATION OF CFO

WESTWOOD, MA - ADE Corporation (NASDAQ:ADEX) today announced that Daniel F. Harrington has resigned as vice president, treasurer and chief financial officer of the Company to accept a position with a privately held technology company. ADE has retained the services of an executive search firm to assist in the search for a permanent replacement.

"ADE has initiated an aggressive search for an experienced chief financial officer who will help us capitalize on the company's substantial growth opportunities," stated Robert Abbe, President and Chief Executive Officer of ADE.

ADE Corporation is a leading supplier of metrology and inspection systems for the silicon wafer and data storage industries. The Company's systems analyze and report product quality at critical manufacturing process steps and provide quality certification data that is relied upon by semiconductor and data storage manufacturers. The Company's systems also are used in the fabrication of integrated circuits.

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